UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

254 West 31st Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 8, 2019, XpresSpa Group, Inc. (the “Company”) entered into a securities purchase agreement with Calm.com, Inc. (“Calm”) pursuant to which the Company agreed to sell (i) an aggregate principal amount of $2,500,000 in 5.00% unsecured convertible Notes due 2022 (the “Calm Note”), which Calm Note was convertible into shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and (ii) warrants to purchase 937,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price initially equal to $2.00 per share, which was subsequently reduced to $0.175 per share pursuant to the anti-dilution price protection provision in the Calm Note, which was approved by the Company’s stockholders on October 2, 2019 and which was triggered in connection with a securities purchase agreement entered into by the Company and certain purchasers on March 19, 2020. On April 17, 2020, the Company and Calm amended and restated the Calm Note in order to provide, among other items, that Calm shall not have the right to convert the shares of Series E Preferred Stock issued in connection with the Calm Note into shares of Common Stock to the extent that such conversion would cause Calm to beneficially own in excess of the Beneficial Ownership Limitation, initially defined as 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

On April 22, 2020, the Company further amended and restated the Calm Note, which had been transferred from Calm to B3D, LLC (“B3D”), an existing investor of the Company, in a private transaction, in order to (i) reflect the transfer of the Calm Note to B3D and (ii) provide for the conversion of the Calm Note directly into Common Stock instead of into shares of the Company’s Series E Convertible Preferred Stock (the “AR B3D Note”). Aside from the changes outlined above, the original terms of the Calm Note, including the underlying conversion price and the number of shares of Common Stock that may ultimately be issued in connection with the Calm Note, remain in effect and have not been changed.

The AR B3D Note is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The description of the AR B3D Note as set forth under Item 1.01 is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The description of the AR B3D Note as set forth under Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Convertible Promissory Note, dated as of April 22, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: April 24, 2020	By:	/s/ Douglas Satzman
		Name:	Douglas Satzman
		Title:	Chief Executive Officer